Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-103219, 333-31002, 333-45221, 333-4300, and 333-140715 on Form S-8 of our reports dated September 1, 2010, relating to the consolidated financial statements of STRATTEC SECURITY CORPORATION, and the effectiveness of STRATTEC SECURITY CORPORATION’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of STRATTEC SECURITY CORPORATION for the year ended June 27, 2010.

/s/ DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
September 1, 2010